EXCHANGE AGREEMENT
                               ------------------


         THIS  EXCHANGE  AGREEMENT  made and entered into this 19th day of July,

1999, by and between AMERICAN PACIFIC FINANCIAL SERVICES,  a Nevada corporation,

(hereinafter  referred to as "AMPA") and DALY  CONSULTANTS  INC.,  a  California

corporation, (hereinafter referred to as "DCI"), and BELFAIR INTERNATIONAL INC.,

a corporation  organized pursuant to the laws of the Isle of Jersey (hereinafter referred to as "BII").

                                   WITNESSETH:

         WHEREAS,  the balance  sheet and  financial  statements of AMPA for the periods  ended  December  31, 1997 and 1998 and the stub period  ended April 30,

1999  are  attached  hereto  as  Exhibit  "A" and  incorporated  herein  by this reference; and

         WHEREAS,  the authorized  capital stock of AMPA consists of 100,000,000 shares of common stock,  par value $0.001 per share, of which  7,792,658  shares are issued and outstanding; and

         WHEREAS,  AMPA,  DCI and BII  agree  that it would  be to their  mutual benefit  for AMPA to  acquire  certain  assets  of DCI and BII in  exchange  for

7,013,392  shares of common stock of AMPA after giving  effect to a ten (10) for one (1) reverse split as hereinafter  described;  and WHEREAS,  the parties have entered into an Agreement in Principle dated July 19, 1999 and wish to set forth the terms of their agreement in greater detail,

         NOW,  THEREFORE,  in  consideration  of the  premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. [REPRESENTATIONS OF AMPA] AMPA hereby represents to DCI and BII that to the best of its knowledge:

         (a) AMPA owns on the date hereof,  and on the Closing Date  hereinafter provided, will own free and clear of all liens, charges and encumbrances, all of the assets set forth on Exhibit "A".

         (b)  AMPA  has  heretofore  furnished  to DCI  and  BII  copies  of the financial  statements of AMPA which are attached  hereto and marked Exhibit "A".

Said financial  statements  accurately set forth the financial condition of AMPA as of  the  dates  thereof,  prepared  in  conformity  with  generally  accepted accounting principles consistently applied.

         (c) AMPA has good and  marketable  title to all of their  property  and assets (except  property and assets disposed of since such date in the usual and ordinary  course of  business),  subject to no mortgage,  pledge,  lien or other encumbrance except as disclosed in such financial statements.

         (d) AMPA has no obligations,  liabilities or commitments, contingent or otherwise, of a material nature which were not provided for, except as set forth in Exhibit "A".

         (e) AMPA is not a party to any  employment  contract,  or to any lease,

agreement or other  commitment not in the usual and ordinary course of business,

nor to any pension, insurance, profit-sharing or bonus plan, except as disclosed in Exhibit "A".

         (f)  AMPA  is  not  a  defendant,   nor  a  plaintiff  against  whom  a

counterclaim has been asserted,  in any litigation,  pending or threatened,  nor has any material claim been made or asserted against AMPA, nor are there any proceedings threatened or pending before any federal, state or municipal government,  or any department,  board,  body or agency thereof,  involving AMPA except as disclosed in Exhibit "A".

         (g) AMPA is not in default  under any  agreement to which it is a party nor in the payment of any of its obligations.

         (h)  Between  the  date  of the  financial  statements  referred  to in subparagraph  "d" hereof and the  Closing,  AMPA will not have (i)  mortgaged or pledged  or  subjected  to any lien,  charge or other  encumbrance  any of their assets,  tangible  or  intangible,  except in the usual and  ordinary  course of business or (ii) sold,  leased,  or transferred or contracted to sell,  lease or transfer  any  assets,  tangible  or  intangible,  or  entered  into  any  other transactions, except in the usual and ordinary course of business, or (iii) made any material  change in any  existing  employment  agreement  or  increased  the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent, except as set forth in Exhibit "A" hereof.

         (i) This  Exchange  Agreement  has been duly  executed  by AMPA and the execution and performance of this Exchange Agreement will not violate, or result in a breach of, or constitute a default in any agreement,  instrument, judgment,

order or decree to which AMPA is a party or to which  AMPA is  subject  nor will such  execution and  performance  constitute a violation of or conflict with any fiduciary duty to which AMPA is subject, to the best of AMPA's knowledge.

         (j) AMPA has timely filed or obtained the necessary extensions with the appropriate governmental  authorities,  all tax and other returns required to be filed by it. Such returns are true and complete and all taxes shown thereon to be due have been paid. All material, federal, state, local, county, franchise,

sales,  use,  excise  and  other  taxes  assessed  or due have been duly paid or reserves for unpaid taxes have been set up as required on the basis of the facts and in accordance with generally accepted accounting principles.

         (k) AMPA is not in default with respect to any order, writ,  injunction

, or decree of any court or  federal,  state,  municipal  or other  governmental department, commission, board, bureau, agency or instrumentality,  and there are no actions,  suits,  claims,  proceedings or  investigations  pending or, to the knowledge of AMPA threatened  against or affecting AMPA, at law or in equity, or before  or by  any  federal,  state,  municipal  or  other  governmental  court,

department  commission,  board, bureau,  agency or instrumentality,  domestic or foreign.  AMPA has complied in all material respects with all laws,  regulations and orders applicable to its business.

         (l) No representation  in this section,  nor statement in any document,

certificate or schedule  furnished or to be furnished  pursuant to this Exchange

Agreement by AMPA, or in connection with the transactions  contemplated  hereby,

contains or contained any untrue  statement of material  fact,  nor does or will omit to state a material fact  necessary to make any statement of fact contained herein or therein not misleading.

         2. [REPRESENTATIONS OF DCI AND BII] DCI and BII represent to AMPA that:

         (a) DCI is a corporation  duly  organized  and validly  existing and in good  standing  under  the laws of the  State of  California;  is  qualified  to transact business in California and no other state;

         (b) BII is a corporation  duly  organized  and validly  existing and in good standing under the laws of the Isle of Jersey.

         (c) DCI and BII have  delivered  to AMPA a schedule of assets  attached hereto and marked  Exhibit "B",  which assets  consist of $50,000 in cash and at least  $525,000 in  intellectual  property  valued at cost or  predecessor  cost

prepared  in  conformity   with   generally   accepted   accounting   principles

consistently applied.

         (d) DCI and BII have good and  marketable  title to all of its property and assets appearing on Exhibit "B" attached hereto.

         (e) DCI and BII warrant with regard to the assets  described in Exhibit

"B" that there are no  obligations,  liabilities or  commitments,  contingent or otherwise, of a material nature with regard thereto.

         (f) DCI and BII are not in default  under any agreement to which either may be a party nor in the payment of any of their obligations which would affect their title to the assets described in Exhibit "B".

         (g) This  Exchange  Agreement has been duly executed by DCI and BII and the execution and  performance of this Exchange  Agreement will not violate,  or result in a breach of, or  constitute  a default in any  agreement,  instrument,

judgment,  order or decree to which it is a party or to which it is subject  nor will such execution and  performance  constitute a violation of or conflict with any fiduciary duty to which it is subject.

         (h) No representation  in this section,  nor statement in any document,

certificate or schedule  furnished or to be furnished  pursuant to this Exchange

Agreement by DCI and BII, or in connection  with the  transactions  contemplated hereby,  contains or contained any untrue statement of a material fact, nor does or will omit to state a material  fact  necessary to make any  statement of fact contained herein or therein not misleading.

         3. [DATE AND TIME OF  CLOSING]  The  closing  shall be held on July 19,

1999,  at 10:00 a.m.,  local time, at Suite 880, 50 West Liberty  Street,  Reno,

Nevada  89501,  or at such other time and place as may be  mutually  agreed upon between the parties in writing (hereinafter "the Closing").

         4.  [BOARD  OF  DIRECTORS  MEETING  OF AMPA]  AMPA  will call a special meeting of the Board of Directors on Monday, July 19, 1999 at 8:00 o'clock a.m.,

local time, at Suite 880, 50 West Liberty Street, Reno, Nevada 89501 to take the following action:


                   (a)  To  ratify,  approve  and  carry  out the  terms of this

                        Exchange Agreement

                   (b)  To call and convene a special stockholders meeting to be held at 9:00 a.m.,  local  time,  at Suite 880,  50 West

                        Liberty Street, Reno, Nevada for the following purposes:

                   (1)  To approve an Amendment to the Articles of Incorporation to provide as follows:

                   (aa) To provide  for a reverse  split of the  present  common stock on a ten (10) for one (1) basis;

                   (bb) To change the corporate name to FilmWorld, Inc.

                   (cc) To amend the  Articles of  Incorporation  to authorize a capitalization of 100,000,000 shares of common stock and

                        10,000,000 shares of preferred stock.

         5. [STOCKHOLDERS  MEETING OF AMPA] AMPA will call and convene a special stockholders  meeting at 9:00 a.m.,  local time,  at Suite 880, 50 West  Liberty

Street, Reno, Nevada 89501 for the following purposes:

                   (a)  To approve an Amendment to the Articles of Incorporation to provide as follows:

                   (1)  For a reverse split of the present common stock on a ten

                        (10) for one (1) basis;

                   (2)  To change  Article I to provide  that the name shall be:

                        FILMWORLD, INC.

                   (3)  To change Article IV to provide for a capitalization  of

                        100,000,000 shares of common stock and 10,000,000 shares

                        of  preferred  stock with all other  provisions  of this

                        Article IV to remain as written.

         6.  [BOARD OF  DIRECTORS  MEETING OF AMPA] AMPA will call and convene a special  meeting of the Board to be held at 10:00 o'clock  a.m.,  local time, at

Suite 880, 50 West Liberty Street, Reno, Nevada for the following purposes:

                   (a)  To  deliver  7,013,392  shares  of  common  stock to the following:

                     Name                                No.  Shares
                     ---------------------------         -----------
                     Daly Consultants, Inc.               2,922,247
                     Belfair International, Inc.          2,922,247
                     Mark Tolner                          1,168,898

It is understood  that all such shares shall be restricted  securities,  as that term is known and used in the securities industry, and the resale of such shares shall be limited by a  restrictive  legend placed on  certificates  representing such shares.  Further,  each of the recipients listed above shall be required to execute an investment  letter  agreement in the form attached  hereto as Exhibit

"C".
                   (b)  To elect the following  persons to constitute  the Board of Directors and to elect such persons to the office set

                        forth after their name:

                                 Menahem Golan, Chairman of the Board
                                 John Daly, President
                                 Alexander H. Walker, Jr., Secretary
                                 Mark Tolner, Treasurer

                   (c)  To  approve   and  sign  a  transfer   agent   agreement

                        appointing  Nevada  Agency  and  Trust  Company  as  the

                        corporation's  transfer agent and registrar,  as well as

                        resident agent in the State of Nevada.

         7.  [FINDER'S  FEE] AMPA, DCI and BII represent to each other that they have not employed any broker or agent or entered  into any other  agreement  for the payment of any finder's fees or  compensation  to any other person,  firm or

corporation  in  connection  with  this  transaction,   except  Hidden  Splendor

Resources shall be paid $150,000 in cash as a finder's fee and for all expenses,

including,  but not limited to, filing fees,  accountants' audit charges,  legal expenses and all other expenditures pertaining to this corporate reorganization and the company's submission of a Form 10-SB with the Securities and Exchange

Commission.  Such expenses shall be limited to those selected and/or  authorized by Hidden Splendor Resources..

         8.  [NOTICES] Any notice under this  Agreement  shall be deemed to have been  sufficiently  given if sent by Federal  Express,  registered  or certified mail, postage prepaid, addressed as follows:

         If to American Pacific Financial Services:

                           Alexander H. Walker, Jr.
                           50 West Liberty Street, Suite 880
                           Reno, Nevada 89501

         If to Daly Consultants, Inc.:

                           John Daly
                           9100 Wilshire, Suite 437 West Tower
                           Beverly Hills, CA   90212

         If to Belfair International, Inc.:

                           Menahem Golan
                           600 S. Curson Avenue, #347
                           Los Angeles, CA   90036

or to any other  address  which may  hereafter be  designated by either party by notice given in such manner.  All notices  shall be deemed to have been given as of the date of receipt.

         9. [COUNTERPARTS] This Exchange Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original,

but all such counterparts shall constitute one and the same instrument.

         10.  [MERGER  CLAUSE]  This  Exchange  Agreement  supersedes  all prior agreements  and  understandings  between  the  parties and may not be changed or terminated orally, and no attempted change,  termination or waiver of any of the provisions  hereof shall be binding  unless in writing and signed by the parties hereto.

         11.  [GOVERNING  LAW] This Agreement shall be governed by and construed according to the laws of the State of Nevada,  being the  corporate  domicile of

AMPA.

         IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Exchange

Agreement to be executed the day and year first above written.

                                     AMERICAN PACIFIC FINANCIAL SERVICES
                                     A Nevada Corporation


                                     By  /s/ Alexander H. Walker, Jr.
                                     -------------------------------------------
                                             Alexander H. Walker, Jr.
                                              Its Secretary
                                               (Hereunto duly authorized)


                                     DALY CONSULTANTS, INC.
                                     A California Corporation


                                     By  /s/ John Daly
                                     -------------------------------------------
                                             John Daly
                                              (Hereunto duly authorized)


                                            BELFAIR INTERNATIONAL, INC.
                                            An Isle of Jersey corporation


                                     By  /s/ Menahem Golan
                                     -------------------------------------------
                                             Menahem Golan
                                              (Hereunto duly authorized)